    As filed with the Securities and Exchange Commission on January 30, 2001.
                                                   Registration No. ____________
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                HOLLY CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                       75 - 1056913
       -------------------------------                       -------------------
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

                             100 CRESCENT CITY COURT
                                   SUITE 1600
                            DALLAS, TEXAS 75201-6927
                                 (214) 871-3555

       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             -----------------------

                    HOLLY CORPORATION 2000 STOCK OPTION PLAN

                            (Full title of the Plan)

                             -----------------------

  W. JOHN GLANCY                               COPY TO:
  SENIOR VICE PRESIDENT AND                    PHILLIP M. SLINKARD
       GENERAL COUNSEL                         HUGHES & LUCE, L.L.P.
  HOLLY CORPORATION                            111 CONGRESS AVENUE, SUITE 900
  100 CRESCENT COURT, SUITE 1600               AUSTIN, TEXAS 78701
  DALLAS, TEXAS 75201                          (512) 482-6803
  (214) 871-3555
  (Name, address, and telephone number,
  including area code, of agent for service)

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------- -------------------- ----------------------- ---------------------- ----------------------
    TITLE OF CLASS OF             AMOUNT            PROPOSED MAXIMUM       PROPOSED MAXIMUM            AMOUNT OF
     SECURITIES TO BE              TO BE             OFFERING PRICE            AGGREGATE             REGISTRATION
        REGISTERED             REGISTERED(1)         PER SHARE(2)(3)      OFFERING PRICE(2)(3)           FEE(3)
--------------------------- -------------------- ----------------------- ---------------------- ----------------------
 Shares of Common Stock,
$0.01 par value per share         750,000               $17.344               $13,008,000              $3,252
--------------------------- -------------------- ----------------------- ---------------------- ----------------------



--------
(1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement is deemed to include additional shares of the Registrant's common stock to be offered or sold pursuant to the antidilution provisions of the Holly Corporation 2000 Stock Option Plan (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee.

(3) Calculated pursuant to Rule 457(c) and (h) of the Securities Act. Accordingly, the price per share of the common stock offered hereunder pursuant to the Plan is based upon 750,000 shares of common stock reserved for issuance under the Plan at a price per share of $17.344, which is based upon the average of the high and low prices reported for the common stock on the American Stock Exchange on January 24, 2001.

                                     PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

         Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with this Registration Statement.


     1.  PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents, which have been previously filed with the Securities and Exchange Commission (the "Commission") by Holly Corporation (the "Company"), are incorporated by reference in this Registration Statement:

         (a) The Company's 2000 annual report on Form 10-K for the fiscal year ended July 31, 2000.

         (b) The Company's definitive proxy statement for its Annual Meeting of Stockholders on December 14, 2000.

         (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2000.

         (d) The description of the Company's common stock (the "Common Stock") contained in Form S-8 filed November 23, 1982, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Amended and Restated Bylaws provide that an officer or director who is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding (hereinafter a "proceeding"), by reason of the fact that he or she is or was an officer or a director of the Company or is or was serving at the request of the Company as a director or an officer of another entity shall be indemnified by the Company to the fullest extent authorized by the Delaware General Corporation Law ("DGCL"). The right to indemnification includes the right to be paid by the Company for expenses incurred in defending any such proceeding in advance of its final disposition. Officers and directors are not entitled to indemnification if such persons did not meet the applicable standard of conduct set forth in the DGCL for officers and directors. The foregoing indemnification is not exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise. In addition, the Company's directors and officers are covered by certain insurance policies maintained by the Company.

         Insofar as indemnification by the Company for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The Exhibits listed in the attached Index to Exhibits are either filed herewith or incorporated by reference as a part of this Registration Statement.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in
Item 6, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 30th day of January, 2001.

         Holly Corporation

         By: /s/ W. John Glancy
            ---------------------------------------------
                W. John Glancy
                Senior Vice President and General Counsel


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints W. John Glancy and Stephen J. McDonnell, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 of Holly Corporation relating to the Holly Corporation 2000 Stock Option Plan, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This document may be executed in separate counterparts, each of which when executed and delivered shall be an original, but all of which shall together constitute but one and the same instrument.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                                Title                                        Date
---------                                -----                                        ----

/s/ Lamar Norsworthy                     Chief Executive Officer and                  1/30/01
--------------------------               Chairman of the Board
Lamar Norsworthy

/s/ Matthew P. Clifton                   President and Director                       1/30/01
--------------------------
Matthew P. Clifton

/s/ W. John Glancy                       Senior Vice President,                       1/30/01
--------------------------               General Counsel, and Director
W. John Glancy


/s/ Kathryn H. Walker                     Vice President, Accounting                  1/30/01
--------------------------               (Principal Accounting Officer)
Kathryn H. Walker


/s/ Stephen J. McDonnell                 Vice President, Finance                      1/30/01
--------------------------               (Principal Financial Officer)
Stephen J. McDonnell


/s/ Scott C. Surplus                     Vice President, Treasury and                 1/30/01
--------------------------               Tax
Scott C. Surplus


/s/ William J. Gray                      Director                                     1/30/01
--------------------------
William J. Gray


/s/ Marcus R. Hickerson                  Director                                     1/30/01
--------------------------
Marcus R. Hickerson


/s/ A. J. Losee                          Director                                     1/30/01
--------------------------
A. J. Losee


/s/ Thomas K. Matthews, II               Director                                     1/30/01
--------------------------
Thomas K. Matthews, II


/s/ Robert G. McKenzie                   Director                                     1/30/01
--------------------------
Robert G. McKenzie


/s/ Jack P. Reid                         Director                                     1/30/01
--------------------------
Jack P. Reid

                                INDEX TO EXHIBITS



      EXHIBIT
       NUMBER     DESCRIPTION
      -------     -----------

         4.1 Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3(a), of Amendment No. 1 dated December 13, 1988 to Registrant's Annual
                  Report on Form 10-K for its fiscal year ended July 31, 1988, File No. 1-3876)

         4.2 Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3(b) of Registrant's Annual Report on
                  Form 10-K for its fiscal year ended July 31, 1993, File No.
                  1-3876)

         4.3      Section 5, Article II of the Bylaws of the Registrant
                  (incorporated by reference to Exhibit 3.3 of Registrant's
                  Annual Report on Form 10-K for its fiscal year ended July 31, 2000, File No. 1-3876)

         4.4      10.16% Series B Senior Note of Holly Corporation, dated as of
                  June 26, 1991, to New York Life Insurance Company with schedule attached thereto of seven other substantially identical Notes which differ only in the respects set forth in such schedule (incorporated by reference to Exhibit 4.2 of Registrant's Form 8-K dated June 26, 1991, File No. 1-3876)

         4.5      7.62% Series C Senior Note of Holly Corporation, dated as of
                  November 21, 1995, to John Hancock Mutual Life Insurance
                  Company, with schedule attached thereto of five other substantially identical Notes which differ only in the respects set forth in such schedule (incorporated by reference to Exhibit 4.4 of Registrant's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1995, File No.
                  1-3876)

         4.6      Series D Senior Note of Holly Corporation, dated as of
                  November 21, 1995, to John Hancock Mutual Life Insurance
                  Company, with schedule attached thereto of three other substantially identical Notes which differ only in the respects set forth in such schedule (incorporated by reference to Exhibit 4.5 of Registrant's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1995, File No.
                  1-3876)

         4.7      Note Agreement of Holly Corporation, dated as of June 15,
                  1991, to John Hancock Mutual Life Insurance Company, with schedule attached thereto of eleven other substantially identical Note Agreements which differ only in the respects set forth in such

      EXHIBIT
       NUMBER     DESCRIPTION
      -------     -----------

                  schedule (incorporated by reference to Exhibit 4.8 of Registrant's Form 8-K dated June 26, 1991, File No. 1-3876)

         4.8      Note Agreement of Holly Corporation, dated as of November 15,
                  1995, to John Hancock Mutual Life Insurance Company, with schedule attached thereto of five other substantially identical Note Agreements which differ only in the respects set forth in such schedule (incorporated by reference to Exhibit 4.6 of Registrant's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1995, File No. 1-3876)

         4.9      Guaranty, dated as of June 15, 1991, of Navajo Refining
                  Company, Navajo Pipeline Co., Midland-Lea, Inc., and Lea
                  Refining Company in favor of Kentucky Central Life Insurance
                  Company, Pan-American Life Insurance Company, American
                  International Life Assurance Company of New York, Safeco Life
                  Insurance Company, The Manhattan Life Insurance Company, The
                  Union Central Life Insurance Company, The Penn Insurance and
                  Annuity Company, The Penn Mutual Life Insurance Company,
                  Confederation Life Insurance Company, John Hancock Mutual Life
                  Insurance Company, John Hancock Variable Life Insurance
                  Company, and New York Life Insurance Company (incorporated by reference to Exhibit 4.3 of Registrant's Form 8-K dated June
                  26, 1991, File No. 1-3876)

         4.10     Guaranty, dated as of November 1, 1995, of Navajo Crude Oil
                  Marketing and Navajo Western Asphalt Company in favor of New
                  York Life Insurance, John Hancock Mutual Life Insurance
                  Company, John Hancock Variable Life Insurance Company,
                  Confederation Life Insurance Company, The Penn Insurance and
                  Annuity Company, The Penn Mutual Life Insurance Company, The
                  Manhattan Life Insurance Company, The Union Central Life
                  Insurance Company, Safeco Life Insurance Company, American
                  International Life Assurance Company of New York, Pan-American
                  Life Insurance Company and Jefferson-Pilot Life Insurance
                  Company (incorporated by reference to Exhibit 4.2 of Registrant's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1995, File No. 1-3876)

         4.11     Guaranty, dated as of November 15, 1995, of Navajo Refining
                  Company, Navajo Pipeline Company, Lea Refining Company, Navajo
                  Holdings, Inc., Navajo Western Asphalt Company and Navajo
                  Crude Oil Marketing Company in favor of John Hancock Mutual
                  Life Insurance Company, John Hancock Variable Life Insurance
                  Company, Alexander Hamilton Life Insurance Company of America,

      EXHIBIT
       NUMBER     DESCRIPTION
      -------     -----------

                  The Penn Mutual Life Insurance Company, AIG Life Insurance
                  Company and Pan-American Life Insurance Company (incorporated by reference to Exhibit 4.7 of Registrant's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1995, File No. 1-3876)

         4.12     Guaranty, dated as of October 10, 1997, of Navajo Corp.,
                  Navajo Southern, Inc., Navajo Crude Oil Purchasing, Inc. and
                  Lorefco, Inc in favor of the Holders to the Note Agreements dated as of June 15, 1991 (incorporated by reference to Exhibit 4.28 of Registrant's Annual Report on Form 10-K for its fiscal year ended July 31, 1997, File No. 1-3876)

         4.13     Guaranty, dated as of October 10, 1997, of Navajo Corp.,
                  Navajo Southern, Inc., Navajo Crude Oil Purchasing, Inc. and
                  Lorefco, Inc in favor of the Holders to the Note Agreements dated as of November 15, 1995 (incorporated by reference to Exhibit 4.29 of Registrant's Annual Report on Form 10-K for its fiscal year ended July 31, 1997, File No. 1-3876)

         4.14     Letter of Consent, Waiver and Amendment, dated as of November
                  15, 1995, among Holly Corporation, and New York Life Insurance
                  Company, John Hancock Mutual Life Insurance Company, John
                  Hancock Variable Life Insurance Company, Confederation Life
                  Insurance Company, The Penn Insurance and Annuity Company, The
                  Penn Mutual Life Insurance Company, The Manhattan Life
                  Insurance Company, The Union Central Life Insurance Company,
                  Safeco Life Insurance Company, American International Life
                  Assurance Company of New York, Pan-American Life Insurance
                  Company and Jefferson-Pilot Life Insurance Company
                  (incorporated by reference to Exhibit 4.3 of Registrant's
                  Quarterly Report on Form 10-Q for the quarterly period ended
                  October 31, 1995, File No. 1-3876)

         4.15     $100,000,000 Amended and Restated Credit and Reimbursement
                  Agreement, dated as of April 14, 2000, among Holly
                  Corporation, Navajo Refining Company, Black Eagle, Inc.,
                  Navajo Corp., Navajo Southern, Inc., Navajo Northern, Inc.,
                  Lorefco, Inc., Navajo Crude Oil Purchasing, Inc., Navajo
                  Holdings, Inc., Holly Petroleum, Inc., Navajo Pipeline Co.,
                  Lea Refining Company, Navajo Western Asphalt Company and
                  Montana Refining Company, A Partnership, as Borrowers and
                  Guarantors, the Banks listed herein, Canadian Imperial Bank of
                  Commerce, as Administrative Agent, CIBC Inc., as Collateral
                  Agent, Fleet National Bank, as Collateral Monitor and
                  Documentation

      EXHIBIT
       NUMBER     DESCRIPTION
      -------     -----------

                  Agent and CIBC World Markets Corp., as sole Lead Arranger and
                  Bookrunner, with schedules and exhibits (incorporated by reference to Exhibit 4 of Registrant's Quarterly Report on
                  Form 10-Q for its quarterly period ended April 30, 2000, File
                  No. 1-3876)

         4.16     Amendment No. 1 dated as of July 14, 2000, of Amended and
                  Restated Credit Agreement dated as of April 14, 2000
                  (incorporated by reference to Exhibit 4.13 of Registrant's
                  Annual Report on Form 10-K for its fiscal year ended July 31, 2000, File No. 1-3876)

         4.17     Agreement of Increased Commitment as of August 2, 2000, of
                  Amended and Restated Credit Agreement dated as of April 14,
                  2000 (incorporated by reference to Exhibit 4.14 of Registrant's Annual Report on Form 10-K for its fiscal year ended July 31, 2000, File No. 1-3876)

         4.18 Letter Agreement as of August 2, 2000, with respect to the Amended and Restated Credit Agreement dated as of April 14,
                  2000 (incorporated by reference to Exhibit 4.15 of Registrant's Annual Report on Form 10-K for its fiscal year ended July 31, 2000, File No. 1-3876)

         4.19 Holly Corporation Stock Option Plan (incorporated by reference to Exhibit 4(i) of Registrant's Annual Report on Form 10-K for its fiscal year ended July 31, 1991, File No. 1-3876)

         4.20 Holly Corporation 2000 Stock Option Plan (incorporated by reference to Exhibit 10 of Registrant's Quarterly Report on
                  Form 10-Q for its quarterly period ended October 31, 2000, File No. 1-3876)

         5.1*     Opinion of Counsel to Holly Corporation

        23.1*     Consent of Counsel to Holly Corporation (Contained in Exhibit
                  5.1)

        23.2*     Consent of Ernst & Young LLP

        24.1* Power of Attorney (included in signature page of this Registration Statement)


         *  Filed herewith